EXHIBIT 99.1

Contact:	David K. Johnson Chief Executive Officer 360-475-9374

WSB Financial Posts Preliminary Third Quarter 2007 Earnings
Bremerton, WA — October 23, 2007 — WSB Financial Group (NASDAQ: WSFG), the parent company of Westsound Bank, today reported preliminary third quarter 2007 earnings of $1.3 million, compared to $1.1 million in the third quarter a year ago, and year-to-date net income grew to $3.8 million, compared to $3.1 million a year ago. Earnings per diluted share totaled $0.21 per diluted share, compared to the pre-IPO EPS of $0.36 per diluted share, a year ago. Year-to-date, EPS was $0.64 per diluted share, compared to $0.99 per diluted share in the first nine months of 2006. WSB Financial issued 2.6 million shares in its initial public offering in August 2006.
“Inadvertently, our preliminary financial results for the bank were filed with the FDIC and became publicly available this week. As a result, we are providing preliminary financial results for the company.. While the results discussed in this release are accurate as of last Friday, they may change prior to the filing of our 10-Q in November,” said David K. Johnson, President and CEO. “In fact, due to the recommendations of our bank regulators, it is likely that we will be adding to our reserves.
“In addition, I am saddened to report that Mark Freeman, our Chief Financial Officer, has requested and been granted a leave of absence due to health concerns. Mark is a valued member of our management team, and we wish him a speedy recovery,” said Johnson. “In the meantime, we are seeking an interim Chief Financial Officer.”
Third quarter preliminary results show that 38% loan growth and 30% deposit growth fueled a 24% increase in net interest income before provision for loan losses and a 15% increase in revenues compared to a year ago. Net interest margin, while still healthy, fell to 4.83% in the third quarter compared to 5.06% in the second quarter and 5.71% a year ago. Year-to-date net interest margin dropped 82 basis points to 4.98% from 5.80% a year ago. Asset quality declined during the quarter with non-performing loans growing to 0.63% of total loans and non-performing assets increasing to 0.94% of total assets at September 30, 2007.
“In coordination with our regulatory review, we have initiated a thorough review of our loan portfolio and decided to downsize our mortgage operation,” Johnson said. “In the course of these reviews, certain deficiencies in our origination, administration and servicing of certain lending products were identified. We expect the regulators to follow up with further regulatory actions. Until the finalization of the regulatory exam, however, we are not able to quantify the requirements they may have.
We have also identified a number of loans that fall into the 30 to 89 day past due category, and placed some of these loans on nonaccrual status and boosted our reserves for loan losses. Based on the preliminary results, the allowance for loan losses grew 34% to $5.0 million at September 30, 2007, from $3.7 million a year ago. The allowance for loan losses represents 186% of non-performing loans and 1.17% of total loans as of the end of the third quarter.
WSB Financial remains well capitalized with equity to assets of 13.8% at September 30, 2007.
WSB Financial expects to report final results for the third quarter of 2007 on November 14, 2007.
ABOUT WSB FINANCIAL GROUP, INC.
WSB Financial Group, Inc., based out of Bremerton, Washington, is the holding company for Westsound Bank and Mortgage. The company was founded in 1999, and currently operates nine full service offices located within 6 contiguous counties within Western Washington. Our website is http://www.westsoundbank.com.
This news release may contains “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, maintenance of the net interest margin, credit quality and loan losses, the efficiency ratio and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “should,” “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filing with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; and (5) success of the Company’s expansion efforts. WSB Financial Group, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

CONSOLIDATED STATEMENTS OF INCOME	Quarter Ended			Nine Months Ended
(Unaudited)	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(in thousands except share data)	2007	2007	2006	2007	2006
Interest Income
Interest and fees on loans	$9,826	$9,324	$7,542	$27,493	$19,539
Taxable investment securities	88	71	68	232	199
Tax exempt securities	18	19	19	56	57
Federal funds sold	171	257	48	584	229
Other interest income	39	44	11	133	67

Total interest income	10,142	9,715	7,688	28,498	20,091

Interest Expense
Deposits	4,514	4,182	3,107	12,358	7,650
Other borrowings	—	—	5	1	31
Junior subordinated debentures	152	150	149	448	417

Total interest expense	4,666	4,332	3,261	12,807	8,098

Net Interest Income	5,476	5,383	4,427	15,691	11,993
Provision for loan losses	497	326	464	1,314	1,267

Net interest income after provision for loan losses	4,979	5,057	3,963	14,377	10,726

Noninterest Income
Service charges on deposit accounts	95	96	67	275	181
Other customer fees	198	233	215	677	612
Net gain on sale of loans	737	886	941	2,602	2,699
Other income	(5)	16	1	47	52

Total noninterest income	1,025	1,231	1,224	3,601	3,544

Noninterest Expense
Salaries and employee benefits	2,510	2,576	2,260	7,753	6,246
Premises lease	80	82	87	252	249
Depreciation expense	206	204	156	603	429
Occupancy and equipment	150	141	114	459	368
Data and item processing	167	172	130	490	375
Advertising expense	59	42	73	155	174
Printing, stationary and supplies	38	45	58	143	159
Telephone expense	26	28	32	83	84
Postage and courier	43	43	33	125	98
Legal fees	34	71	8	143	33
Director fees	70	66	69	193	231
Business and occupation taxes	83	84	70	240	204
Other expenses	610	596	356	1,646	952

Total noninterest expense	4,076	4,150	3,446	12,285	9,602

Income before provision for income taxes	1,928	2,138	1,741	5,693	4,668
Provision for income taxes	666	708	581	1,919	1,561

Net Income	$1,262	$1,430	$1,160	$3,774	$3,107

Basic Earnings per Common Share	$0.23	$0.26	$0.42	$0.68	$1.13
Diluted Earnings per Common Share	$0.21	$0.24	$0.36	$0.64	$0.99

Average Number of Common Shares Outstanding	5,573,089	5,563,887	2,752,163	5,561,844	2,738,775
Fully Diluted Average Common Shares Outstanding	5,885,411	5,926,369	3,203,347	5,933,747	3,149,552

CONSOLIDATED BALANCE SHEETS
(Unaudited)	September 30,	December 31,	September 30,
(in thousands except share data)	2007	2006	2006
ASSETS
Cash and due from banks	$8,538	$9,048	$8,310
Fed funds sold	21,825	17,150	5,500

Total cash and cash equivalents	30,363	26,198	13,810
Investment securities available for sale, at fair value	8,700	8,244	8,238
Federal Home Loan Bank stock, at cost	319	234	234
Loans held for sale	6,650	11,007	5,947
Loans receivable	419,023	333,173	303,834
Less: allowance for loan losses	(4,987)	(3,972)	(3,725)

Loans, net	414,036	329,201	300,109
Premises and equipment, net	9,496	7,846	6,604
Accrued interest receivable	2,537	1,980	1,638
Other assets	4,096	2,044	1,500

TOTAL ASSETS	$476,197	$386,754	$338,080

LIABILITIES
Deposits:
Noninterest-bearing	$27,658	$26,864	$26,542
Interest-bearing	372,152	288,158	281,524

Total deposits	399,810	315,022	308,066
Accrued interest payable	1,764	1,109	989
Other liabilities	777	718	562
Junior subordinated debentures	8,248	8,248	8,248

TOTAL LIABILITIES	410,599	325,097	317,865
STOCKHOLDERS’ EQUITY
Common Stock, $ 1 par value; 15,357,250 shares authorized; 5,574,853 shares issued and outstanding September 30, 2007, 5,545,673 and 2,884,026 shares issued and outstanding at December 31, 2006 and September 30, 2006, respectively	5,575	5,546	2,884
Additional paid-in capital	48,217	48,089	9,974
Retained earnings	11,828	8,054	7,401
Accumulated other comprehensive loss	(22)	(32)	(44)

TOTAL STOCKHOLDERS’ EQUITY	65,598	61,657	20,215

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$476,197	$386,754	$338,080

Financial Statistics	Quarter Ended			Nine Months Ended
(Unaudited)	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(in thousands except share data)	2007	2007	2006	2007	2006

Revenues
(Net interest income plus non-interest income)	$6,501	$6,614	$5,651	$19,292	$15,537

Averages
Total Assets	$464,602	$441,352	$319,347	$435,427	$287,741
Loans and Loans Held for Sale	$424,407	$395,639	$294,759	$394,448	$259,774
Interest Earning Assets	$449,343	$427,049	$307,655	$421,274	$276,318
Deposits	$388,079	$366,568	$290,712	$360,866	$259,636
Shareholders’ Equity	$65,319	$63,779	$18,872	$63,798	$17,668

Financial Ratios

Return on Average Assets	1.08%	1.30%	1.44%	1.16%	1.44%
Return on Average Equity	7.67%	8.99%	24.40%	7.91%	23.50%
Net Interest Margin	4.83%	5.06%	5.71%	4.98%	5.80%
Efficiency Ratio	62.7%	62.7%	61.0%	63.7%	62.1%
Non-performing Assets to Total Assets	0.94%	0.40%	0.00%	0.94%	0.00%

Asset Quality	Quarter Ended			Nine Months Ended
(Unaudited)	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in thousands)	2007	2007	2006	2007	2006

Allowance for Loan Losses Activity:

Balance of Beginning of Period	$4,492	$4,407	$3,289	$3,972	$2,520
Charge-offs	(15)	(234)	(5)	(299)	(20)
Recoveries	—	—	—	—	—

Net Loan Charge-offs	(15)	(234)	(5)	(299)	(20)

Reclassification of unfunded credit commitments	13	(7)	(23)	—	(42)
Provision for Loan Losses	497	326	464	1,314	1,267

Balance at End of Period	$4,987	$4,492	$3,725	$4,987	$3,725

Selected Ratios:
Net Charge-offs to average loans	0.00%	0.06%	0.00%	0.08%	0.01%
Provision for loan losses to average loans	0.12%	0.08%	0.16%	0.33%	0.49%
Allowance for loan losses to total loans	1.17%	1.10%	1.20%	1.17%	1.20%

Nonperforming Assets:

Non-Accrual loans	$2,395	$201	$—
Accruing Loans past due 90 days or more	282	—	—

Total non-performing loans (NPLs)	$2,677	$201	$—
Other real estate owned	1,795	1,605	—

Total non-performing assets (NPAs)	$4,472	$1,806	$—

Selected Ratios:
NPLs to total loans	0.63%	0.05%	0.00%
NPAs to total assets	0.94%	0.40%	0.00%
NOTE: Transmitted on PrimeNewswire on October 23, 2007